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                                                            EXHIBIT 10.12
                           Ionics, Incorporated

                        1994 Restricted Stock Plan

                          Adopted August 23, 1994

1.  Purpose.

    The purpose of this Restricted Stock Plan (the "Plan") is to attract, motivate, and retain outstanding individuals as employees of Ionics, Incorporated (the "Corporation") and its Subsidiaries, as hereinafter defined, to align their future interests with those of the Corporation's stockholders, and to reward appropriately those who make substantial contributions to the success and welfare of the Corporation.

2.  Stock Subject to the Plan.

    The stock that may be granted under the Plan ("Restricted Stock") shall be the Common Stock, $1.00 par value, of the Corporation. The maximum total number of shares of such stock that may be issued under the Plan shall be 150,000 shares (except as such amount may be adjusted in accordance with the provisions of Section 9 hereof). Such shares may be either unissued shares or treasury shares. No participant in the Plan may be awarded more than 25,000 shares of Restricted Stock under the Plan in any calendar year.

    If previously awarded shares are forfeited to the Corporation by reason of termination of employment during the applicable Restriction Period, or for any other reason, such shares may again be awarded under the Plan, provided that no more than 75,000 of such shares are so awarded again. In the event the Corporation acquires or merges or consolidates with another company, Common Stock issuable under the Plan as a result of the Corporation's assumption of outstanding awards from such other company or the substitution of grants under the Plan for outstanding awards of such other company shall not reduce the shares available for grant under the Plan.

3.  Eligibility and Participation.

    Individuals eligible to receive grants of Restricted Stock, as hereinafter defined, under the Plan shall be those employees of the Corporation and its Subsidiaries selected from time to time by the Plan's administrative committee, provided, however, that each grant recipient must have been employed by the Corporation or a Subsidiary for a period of at least six months immediately preceding the date of grant. No person who is not an officer or salaried employee of the Corporation or a Subsidiary shall be eligible to receive a grant under the Plan. Grants made under the Plan in any year shall neither preclude nor require selection of a grantee to receive future grants or require that the grantee receive the same type or amount of award as at any other time, or as may be received by any other grant recipient at any time. Neither the Plan nor any action taken under the Plan shall be construed as giving any grantee the right to be retained in the employ of the Corporation or a Subsidiary.

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4.  Administration of the Plan.

    The Plan shall be administratered by a Committee (the "Committee") appointed by, and to serve at the pleasure of, the Board of Directors of the Corporation and consisting of three or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor provision, as applicable to the Corporation at the time. Until the Board of Directors shall otherwise determine, that Committee shall be the Compensation Committee of the Board of Directors. Subject to the express provisions hereof, the Committee shall have sole and complete authority to make grants of Restricted Stock. Such authority shall include, but not be limited to, selecting individuals to receive grants under the Plan, determining the number of shares of Common Stock (subject to the limitations in Section 2 hereof) to be awarded to each grant recipient under the plan and the terms and conditions under which such grants shall be made, and determining the duration and terms of each Restriction Period.

    The Committee also shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe, implement, and otherwise administer the provisions of the Plan. Decisions of the Committee shall be final. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by a majority of the Committee) shall be the acts of the Committee. The Committee shall keep minutes of its proceedings and from time to time make such reports to the Board of Directors as the Board shall direct.

5.  Effective Date.

    The Effective Date of the Plan shall be the date upon which the Plan is adopted by the Board of Directors of the Corporation. The Plan shall terminate if it is not approved within twelve months after the Effective Date by vote of the holders of a majority of the stock of the Corporation present in person or by proxy and entitled to vote at a special or annual meeting of the stockholders of the Corporation.

6.  Terms and Conditions of Grants.

    6.1 Grants under the Plan shall consist of Restricted Stock, which shall be shares of Common Stock of the Corporation transferred to grant recipients in furtherance of the purposes of the Plan without, unless otherwise provided, other payment and subject to the restrictions referred to in this Section 6. All shares of Restricted Stock granted under the Plan shall be so granted for, and in consideration of, past services rendered to the Corporation or a Subsidiary and shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in
Section 6.1(d) hereof.


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    (a)  At the time of a grant of shares of Restricted Stock, the
    Committee shall establish for all such shares received by a grantee (or, if it is the intent that the total of such shares shall be divided into separate parts, for each part of such total) a period of time (the "Restriction Period") commencing with the date of the grant of such shares during which time the shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided. Different Restriction Periods may be fixed for different parts of the shares that are being granted to a recipient, and the Restriction Period for one grant may differ from the Restriction Period for other grants. Unless otherwise determined by the Committee, the Restriction Period will be five (5) years, so that twenty percent (20%) of the shares constituting a particular grant shall become free of restrictions on each of the first five anniversary dates from the date of grant. Except for such restrictions, unless otherwise determined by the Committee, the grant recipient as owner of such Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive any dividends paid on such Restricted Stock and the right to vote such Restricted Stock. Unless otherwise determined by the Committee, the restrictions shall terminate upon the earliest to occur of the expiration of the Restriction Period or the grantee's death, disability, or retirement at normal retirement age, or in any other circumstances determined by the Committee at the time of the grant or at any time thereafter.

    (b) If a grant recipient ceases to be an employee of the Corporation or a Subsidiary, all shares of Restricted Stock theretofore granted to him as to which the restrictions imposed under this Section 6 have not terminated or do not thereby terminate shall, except as provided in
    Section 7 hereof, upon such cessation of employment be forfeited and returned to the Corporation unless the Committee, in its discretion, otherwise determines.

    (c) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the grantee and deposited by him, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:
         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Plan and an Agreement between the registered owner and Ionics, Incorporated. A copy of such Plan and Agreement will be furnished to the holder of this certificate upon written request and without charge."







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    (d)  The grant recipient shall enter into an Agreement with the
    Corporation, in a form no inconsistent with the Plan, agreeing to the terms and conditions of the grant and such other matters as the Committee shall in its sole discretion determine. the Agreement may be amended by the Committee at any time to modify the Restriction Period with respect to any shares of Restricted Stock the restrictions on which have not then lapsed or in any other respect; provided that, except as provided in Section 12, no amendment shall adversely affect the terms and conditions of an outstanding grant without the written consent of the grant recipient.

    (e)  Upon the termination of the restrictions imposed under this
    Section 6, the Corporation shall return to the grantee ( or his legal representative, beneficiary, or heir) certificates, without a legend, for the shares of Common Stock deposited with it pursuant to subsection
    (c) hereof.

    6.2 The Corporation or a Subsidiary, as the case may be, shall have the right to deduct from amounts payable to the grantee, or to require the grantee to pay, any taxes required by law to be withheld with respect to such Restricted Stock. In the Committee's discretion such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the grant creating the tax obligation, valued at their fair market value on the date of delivery.

    6.3 No rights or interests of a grant recipient under the Plan may be assigned, encumbered, or transferred except by will or the laws of descent and distribution.

7.  Change in Control.

    In order to preserve the rights of a grant recipient in the event of a merger or consolidation of the Corporation with another corporation or of a Change in Control of the Corporation, the Committee may in its discretion include in the grant Agreement or in any amendment thereto (subject to the provisions of Section 6.1(d): (i) permitting restrictions on Restricted Stock to lapse, in whole or in part, immediately prior to such event; (ii) adjusting the terms of a grant in a manner determined by the Committee to reflect the Change in Control; (iii) causing a grant to be assumed, or new rights substituted therefor, by another entity; and/or (iv) making such other provision as the Committee may consider equitable and in the best interests of the Corporation. After a Change in Control of the Corporation, the Corporation shall pay all reasonable legal fees, costs, and other expenses incurred by any grantee in enforcing rights under this Plan or the grant Agreement.

    A "Change in Control" shall be deemed to have occurred if (a) any entity, person or Group (other than the Company or a subsidiary) acquires shares of Common Stock in a transaction or in a series of transactions that


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result in such entity, person or Group directly or indirectly owning beneficially more than thirty percent (30%) of the outstanding shares of Common Stock; (b) there is a merger, consolidation or sale of all or substantially all of the assets of the Company; (c) there is a contested election of directors of the Company which results in a majority of the members of the Board recommended by the Company not being elected; (d) there is a change in composition within a sixty (60) day period of a majority of the Company's Board of Directors; or (e) there is any other event which results in a change in voting power sufficient to elect a majority of the Board.

    A "Group" shall consist of two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of voting securities of the Company.

8.  Securities and Other Laws.

    In any case where in the opinion of the Committee, the issue and/or delivery of shares of Common Stock under the Plan would violate requirements of Federal or state securities or other laws, or the requirements of any exchange on which the securities are listed, the Corporation shall be entitled to postpone such issue and/or delivery until such requirements have been met. The Committee may require representations and agreements from any grant recipient in order to ensure compliance with Federal or state securities or other laws.

9.  Adjustment in Number of Shares.

    In the event that there are any changes in the outstanding Common Stock of the Corporation by reason of stock dividends, stock splits, or recapitalizations (whether by way of mergers, consolidations, combinations, or exchanges or shares or the like) the aggregate number and kind of shares available under the Plan shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change or changes. Any shares of stock or other securities received by a grant recipient with respect to shares still subject to the restrictions imposed by Section 6 will be subject to the same restrictions and shall be deposited with the Corporation in accordance with Section 6.

10. Notice of Election Under Section 83(b).

    Each grant recipient making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, will provide a copy thereof to the Corporation within thirty days of the filing of such election with the Internal Revenue Service and the Agreement referred to in Section 6 shall so provide.

11. Term of Plan.

    Unless sooner terminated the Plan shall terminate ten years from the Effective Date and no Restricted Stock shall be granted thereafter.

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12. Amendments and Termination.

    The Plan or any portion hereof may be amended at any time and from time to time or terminated by the Board of Directors, subject to such approval of the stockholders as the Board of Directors shall deem necessary or advisable. No amendment or termination shall adversely affect the terms and conditions of outstanding grants without the written consent of the grantee, except that the Plan and any Agreement may be amended without the consent of any grant recipient in order to conform to restrictions or limitations imposed by securities or tax laws or regulations, or any other laws or regulations deemed by the Corporation to be binding upon it.

13. Miscellaneous.

    13.1 Transfer of Employment. The transfer of employment of an employee from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or to another Subsidiary shall not constitute a termination of employment for the purposes of the Plan.

    13.2 Definition of Subsidiary. For all purposes of the Plan, the term "Subsidiary" means any corporation of which the Corporation owns or controls more than 50% of the outstanding shares of capital stock entitled ordinarily (rather than in some contingency) to vote for the election of directors (counting shares owned or controlled by a Subsidiary within this definition as being owned or controlled by the Corporation).


























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